Exhibit 99.3

For Immediate Release
March 19, 2004

Rentech Issues Summary for Annual Meeting of Shareholders

Denver, Colorado- Rentech, Inc. (AMEX: RTK) today issued a summary of the topics discussed at its Annual Meeting of Shareholders being held today, March 19, 2004, in Denver, Colorado.

Gas-To-Liquids
South America

Rentech and GTL Bolivia have successfully completed the feasibility study and follow-on efforts for the proposed 10,000 barrel per day gas-to-liquids (GTL) plant projected to be located near the Bolivian energy center of Santa Cruz. Furthermore, the pre-front end engineering and design work has been concluded and Rentech is awaiting the decision of the project developer to move forward. Certain energy referendums directly related to the internal development of Bolivia's natural gas resources for domestic use are coming to a vote in Bolivia, the outcome of which could be significant to the development of the project. The Company believes the outcome of Bolivia's energy referendums along with civil issues in the Country have been key factors in the length of time it has taken for the next decision to be made.


Pertamina, Indonesia
Rentech representatives have recently met with Indonesian Oil Company Pertamina and its Director of the Mantidok Project for the proposed 16,000 barrel per day gas-to-liquids plant. The Director has assured Rentech and its development partner SRI-Gas the project will be moving forward. Pertamina has indicated that the agreements will be finalized upon completion of Pertamina's gas exploration activities associated with the project, which they state are taking priority at this time. With the transition from a national oil company to a private company Pertamina has experienced numerous management changes and reductions in staff resulting in delays. SRI-Gas is carefully tracking the project and based on information supplied to it by Pertamina, believes that by mid-summer activities on the project development side will accelerate

Australia
GTL ENERGY LIMITED of Unley, South Australia (GTL Energy), with whom Rentech signed a Memorandum of Understanding to grant one or more licenses to recently received mine samples of the lignite to be utilized for the proposed 10,000 barrel per day plant located in Latrobe Valley in eastern Victoria, Australia. The mine samples have been shipped to the United States for characterization testing for gasification suitability. Results of the test work are expected to be available in approximately eight weeks.

Clean Coal Power Resources Inc.
Rentech has been proceeding with its work under the Technical Services Agreement with Clean Coal Power Resources Inc. (CCPRI) of Louisville, Kentucky. This is in support of a project which could produce up to 190,000 barrels per day of Fischer-Tropsch liquids from coal in Southern Illinois if all phases are completed. CCPRI, the project developer and owner, intends to implement Rentech's technology to produce ultra-low-sulfur and aromatic fuels from synthesis gas, a mixture of hydrogen and carbon monoxide, made from Southern Illinois coal at its (CCPRI's) proposed $2.5 billion Phase 1 coal-to-electricity and fuels project to be located in Vandalia, Illinois. Phase 1 of this project will entail: the development of a world-class coal mine; the construction of a coal gasification plant to produce clean synthesis gas from the coal to be used to generate power; and, the production of approximately 40,000 barrels per day of naphtha and clean diesel fuel using the Rentech GTL Process technology. Rentech recently completed its initial work in support of Phase I of this project and is currently awaiting CCPRI's directive to move to the next segment of Phase I.

Roth Capital Partners LLC

Rentech has engaged Roth Capital Partners LLC in a financial advisory capacity for the purpose of assisting the Company in acquiring the necessary capital to purchase conversion development projects. In recent months the Company has identified several new project opportunities that it may be able to adapt to alternative feedstock sources. These potential targets could produce syngas made from other hydrocarbon sources besides natural gas that would be compatible with the Rentech gas-to-liquids technology to produce ultra-clean fuels as well as other gas-to-liquids chemical products. Rentech believes it would be more advantageous to the Company and it shareholders if it were the owner and developer of such projects.

Sand Creek Project, Commerce City, Colorado

Rentech continues to actively work with Republic Financial Corporation on the sale of the assets of Sand Creek LLC. The companies are pursuing a sale of the methanol manufacturing equipment as well as the real estate. There are presently three (3) parties interested in purchasing the assets of Sand Creek but no definitive agreements have been negotiated or received. As previously stated, Sand Creek, as a real estate investment, remains a valuable asset for Rentech; and, the Company is pursuing options for maximizing the value of the property

Wholly Owned Subsidiaries
Petroleum Mud Logging, Inc., Oklahoma City, Oklahoma

With continued high natural gas prices throughout the US, Petroleum Mud Logging, Inc's (PML) activity over the last year has grown dramatically, resulting in their manned unit utilization rates matching all-time highs. PML has also benefited from new exploration projects in deeper gas formations, thereby giving them contracts for well services which are lasting longer than the typical 7-14 days found in their historical basins.

As mentioned in previous reports, PML has made significant strides in upgrading its software and on-site communication systems. These improvements place PML in a leading position within the industry in its ability to deliver and integrate drilling data for its customers. Over the next few months, an additional complimentary software package will be completed and allow for significant expansion into the area of unmanned logging services. This enhancement should make it possible for PML to offer a better solution in certain markets at a much more competitive price. PML's success using satellite communications at the well-site has prompted the Company to consider offering these services to the drillers and on-site geologists as well, adding another revenue stream for PML. All of these initiatives has lead to further diversification in support of the traditional mud-logging business and enhances PML's ability to generate more revenue over the long term.
As a result, PML's market share continues to grow and they are now considered an innovation and services "first-mover" for their defined market area. Through excellent management and creative technology development, the economic outlook for 2004 is excellent. PML's efforts appear to be leading to significant growth opportunities as PML expands both geographically as well as in service diversity.

OKON, Inc., Commerce City, Colorado
Rentech's wholly owned subsidiary, OKON, Inc., has completed a significant organizational restructuring and repositioning program that was initiated in early 2004. Historically, OKON's primary focus has been directed toward commercial and industrial applications of its concrete and masonry sealants with an emphasis on those markets where an environmentally friendly solution is valued. A recent review of OKON's marketing efforts suggested a need to focus its resources on a smaller geographical area where the "low-hanging fruit" is plentiful and, in-filling its current sales outlets would generate rapid sales growth and vastly improved brand image.

To accomplish this, OKON recently staffed its West Coast field operation with an experienced industry sales professional located within the California market. They have developed a clear and easily monitored set of metrics to validate the progress of their new programs. OKON has secured acceptance from its wholesale distribution partners on the concepts and objectives for these programs. This re-emphasized "Press the Flesh" approach to marketing not only provides for a more targeted approach to getting OKON's products into the distribution chain, it also keeps its name in front of the customer so re-orders are timelier. Through this new organizational structure, OKON has also made inroads with two new major distribution sources in the West Coast market and is looking to further expand its relationships with several others.

On the OEM side, the need to reformulate OKON's Diamond Glaze chemistry to appeal to a broader customer base has slowed the progress of obtaining final product approvals and completing this products roll-out. OKON believes this should be completed within the next fiscal quarter.

REN CORPORATION, Stillwater, Oklahoma
REN CORPORATION is currently working with Caterpillar, Parker Hannifin Corporation and Sauer-Danfoss, among others, on new orders for major test stands, upgrades to existing machines and a new concept outsourced service arrangement. The work being completed on the US Army' Redstone testing system could lead to a step-change product technology for filter test machines requiring cyclic testing capability. With the reluctance of industry to replace aging equipment, REN is also reviewing opportunities for offering a third party testing service using REN equipment in-house.

Business Investment Interest
In 2003, Rentech converted its interest in ITN Energy Systems, now known as INICA, Inc. to a direct equity ownership interests in Global Energy Holdings, LLC. and Infinite Power Solutions.
Global Energy Holdings, LLC was established to manufacture and market flexible photovoltaic (PV) modules. On March 9, 2003, Global Solar Energy announced plans to more than triple its manufacturing capacity to meet new demand, including a new contract worth up to $37.5 million a year with a Canadian company, Montreal-based ICP Global Technologies Inc. The agreement calls for Global Solar to supply thin-film photovoltaic material,1,000 photovoltaic modules per month, for ICP's solar battery chargers and co-develop other products.

In January of 2003, Dow Corning Corp. of Midland, Michigan, teamed with UniSource Energy (NYSE: UNS) of Tucson, Arizona, in making equal contributions to a $5 million investment in Infinite Power Solutions
(IPS), a developer of revolutionary micro-batteries, a company in which Rentech is one of the equity owners as stated above.

SAFE HARBOR STATEMENT

Statements made in this release and the information incorporated by reference into this release that are not historical factual statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. This section is included for purposes of complying with those safe harbor provisions. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of Rentech and its officers and can be identified by the use of terminology such as "may," "will," "expect," "believe," "intend," "plan," "estimate," "anticipate," "should" and other comparable terms or the negative of them. In addition, we, through our senior management, from time to time make forward-looking oral and written public statements concerning our expected future operations and other developments. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from expectations. Factors that could affect Rentech's results include the availability of financing for projects, the decision of others as to proceeding with projects, the timing of various phases of the projects, and the entry into definitive agreements with others related to the project. Any forward-looking statements, whether made in this report or elsewhere, should be considered in context with the risk factors discussed or incorporated by reference in this report and the various disclosures made by us about our businesses in our various public reports.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008 or E-mail at mkir@rentk.com.